UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 12, 2014

Date of report (Date of earliest event reported)

DAKOTA PLAINS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2014, our Board of Directors (our “Board”) approved a form of indemnification agreement and authorized us to enter into such an agreement with each of our executive officers and directors (each, an “Indemnitee”). We expect that each of our executive officers and directors will execute such an agreement.

The form of indemnification agreement provides the Indemnitee with indemnification to the fullest extent permitted under applicable law with respect to certain expenses and liabilities incurred in connection with threatened or actual legal proceedings in which such persons are involved by reason of being a director or officer of ours.

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: June 18, 2014	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Form of Indemnification Agreement	Filed Electronically

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